23.1 Consent of Aaron Stein, Independent Auditor

Aaron Stein CPA
981 Allen Lane
P.O. Box 406
Woodmere, NY 11598
(516) 569-0520

CONSENT OF INDEPENDENT AUDITORS

I consent to the inclusion in this Registration Statement on Amendment No. 2 to Form SB-2 of my report dated April 5, 2007, with respect to the audit of the financial statements of ISDERA, NORTH AMERICA, INC. We also consent to the reference of our firm under the “Experts” and “Summary Financial Information” in the prospectus.

/s/ Aaron Stein, CPA
Aaron Stein, CPA

April 12, 2007